EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the Nasdaq National Market System.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
1/13/2010	Purchase	$6.00	5000
1/19/20101	Purchase	6.4504	52868
1/20/20102	Purchase	6.4987	5543
1/21/2010	Purchase	6.50	24437
1/22/20103	Purchase	6.4113	100000
1/25/20104	Purchase	6.489	32200
1/26/20105	Purchase	6.481	103648
1/27/20106	Purchase	6.3521	24000
1/28/20107	Purchase	6.1075	41700
1/29/20108	Purchase	6.0738	84315
2/01/20109	Purchase	5.9609	62532
2/02/201010	Purchase	5.9014	85410
2/03/201011	Purchase	5.8518	68523
2/04/201012	Purchase	5.6318	78600
2/5/201013	Purchase	5.5746	80664
2/8/201014	Purchase	5.6899	30613

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1 This transaction was executed in multiple trades at prices ranging from $6.35 - 6.50.
 2 This transaction was executed in multiple trades at prices ranging from $6.48 - 6.50.
 3 This transaction was executed in multiple trades at prices ranging from $6.35 - 6.48.
 4 This transaction was executed in multiple trades at prices ranging from $6.45 - 6.50.
 5 This transaction was executed in multiple trades at prices ranging from $6.43 - 6.50.
 6 This transaction was executed in multiple trades at prices ranging from $6.31 - 6.43.
 7 This transaction was executed in multiple trades at prices ranging from $6.05 - 6.33.
 8 This transaction was executed in multiple trades at prices ranging from $6.05 - 6.10.
 9 This transaction was executed in multiple trades at prices ranging from $5.85 - 6.03.
 10 This transaction was executed in multiple trades at prices ranging from $5.85 - 6.03.
 11 This transaction was executed in multiple trades at prices ranging from $5.84 - 5.95.
 12 This transaction was executed in multiple trades at prices ranging from $5.50 - 5.79.
 13 This transaction was executed in multiple trades at prices ranging from $5.50 - 5.79.
 14 This transaction was executed in multiple trades at prices ranging from $5.41 - 5.69.

Date	Type	Price	Shares
2/9/201015	Purchase	$5.6837	30598
2/10/201016	Purchase	5.6668	40000
2/11/201017	Purchase	5.6251	23700
02/12/201018	Purchase	5.4993	43174
2/16/201019	Purchase	5.581	51000
2/17/201020	Purchase	5.5653	30000
2/23/201021	Purchase	5.7392	68894
2/24/201022	Purchase	5.8007	41501
2/25/201023	Purchase	5.8335	37141
2/26/201024	Purchase	5.9952	29242
3/01/201025	Purchase	5.9898	31900
3/02/2010	Purchase	5.95	2500
3/03/201026	Purchase	6.4851	76951
3/4/201027	Purchase	6.4421	34390

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15 This transaction was executed in multiple trades at prices ranging from $5.55 - 5.72.
16 This transaction was executed in multiple trades at prices ranging from $5.64 - 5.74.
17 This transaction was executed in multiple trades at prices ranging from $5.60 - 5.65.
18 This transaction was executed in multiple trades at prices ranging from $5.47 - 5.59.
19 This transaction was executed in multiple trades at prices ranging from $5.47 - 5.70.
20 This transaction was executed in multiple trades at prices ranging from $5.51 - 5.60.
21 This transaction was executed in multiple trades at prices ranging from $5.72 - 5.77.
22 This transaction was executed in multiple trades at prices ranging from $5.79 - 5.81.
23 This transaction was executed in multiple trades at prices ranging from $5.73 - 5.92.
24 This transaction was executed in multiple trades at prices ranging from $5.88 - 6.00.
25 This transaction was executed in multiple trades at prices ranging from $5.97 - 6.00.
26 This transaction was executed in multiple trades at prices ranging from $6.46 - 6.50.
27 This transaction was executed in multiple trades at prices ranging from $6.33 - 6.50.